Exhibit 10.3

AMENDMENT NO. 2 TO
TAX RECEIVABLE AGREEMENT

This AMENDMENT NO. 2 (this “Amendment”), dated as of June 23, 2023, to that certain Tax Receivable Agreement, dated as of December 19, 2016 (as amended prior to the date hereof, the “Agreement”), by and among Select Energy Services, Inc., a Delaware corporation (the “Corporate Taxpayer”), the TRA Holders and the Agent. Capitalized terms used but not defined herein have the meanings given such terms in the Agreement.

WHEREAS, the Corporate Taxpayer, the TRA Holders and the Agent are parties to the Agreement;

WHEREAS, pursuant to Section 7.7 of the Agreement, the Agreement may be amended in writing by each of the Corporate Taxpayer and by TRA Holders who would be entitled to receive more than fifty percent (50%) of the aggregate amount of the Early Termination Payments payable to all TRA Holders if the Corporate Taxpayer had exercised its right of early termination on the date of the Reorganization Transactions;

WHEREAS, the Agreement utilizes the London Interbank Offered Rate (“LIBOR”) for certain purposes, including the determination of the Agreed Rate and the Default Rate, and the administrator of LIBOR intends to discontinue publishing LIBOR;

WHEREAS, the U.S. Congress enacted the Adjustable Interest Rate (LIBOR) Act (the “LIBOR Act”) as part of the Consolidated Appropriations Act, 2022 (Pub. L. 117-103), and the LIBOR Act, among other things, sets forth benchmark replacement rates for legacy contracts governed by U.S. law that reference LIBOR and that do not provide for the use of a clearly defined or practicable replacement benchmark rate when LIBOR is discontinued;

WHEREAS, the Board of Governors of the Federal Reserve System (the “Federal Reserve”) has promulgated final regulations (the “LIBOR Regulations”) that, among other things, carry out the LIBOR Act and set forth the benchmark replacement rate that would replace LIBOR in the Agreement following June 30, 2023; and

WHEREAS, the parties to the Agreement desire to amend the Agreement to replace the use of LIBOR in the Agreement with the use of the benchmark replacement rate that, under the LIBOR Act and the LIBOR Regulations, would otherwise replace LIBOR in the Agreement following June 30, 2023.

NOW THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.The definition of “LIBOR” in Section 1.1 of the Agreement is deleted in its entirety.
2.The following definitions are added to Section 1.1 of the Agreement:

“CME Term SOFR” means, during any period, an interest rate per annum equal to the CME Term SOFR Reference Rates for a 12-month tenor, as published by the CME

Term SOFR Administrator at approximately 5:00 a.m. U.S. Central Standard Time on the date two (2) calendar days prior to the first day of such period, plus 71.513 basis points.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

3.Any reference to “LIBOR” in the Agreement shall be deemed a reference to “CME Term SOFR”.
4.Except as expressly amended hereby and in any other prior amendment, the Agreement remains unmodified and in full force and effect as originally executed without waiver of any provision thereof.  Whenever the Agreement is referred to in any agreement, document or other instrument, such reference will be to the Agreement as amended hereby or pursuant to any prior amendment.  In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall prevail.
5.This Amendment shall be binding upon the Corporate Taxpayer and the TRA Holders and each of their respective successors and permitted assigns, and nothing in this Amendment, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Amendment.

6.This Amendment shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

7.This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Amendment by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Corporate Taxpayer and the TRA Holders have duly executed this Amendment as of the date first written above.

CORPORATE TAXPAYER:

SELECT ENERGY SERVICES, INC.

By:

Name: John D. Schmitz

Title: Chairman, President and Chief Executive Officer

TRA HOLDER:

Crestview Partners II SES Investment B, LLC

By:

Name: ____________________________________

Title: _____________________________________